As filed with the Securities and Exchange Commission on August 25, 2026.

Registration No. 333-294417

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 7

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Evernorth Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	6199	39-4156999
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For co-registrant, see “Table of Co-Registrant” on the following page.

600 Battery St.

San Francisco, California 94111

(415) 322-3046

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

701 S Carson St., Ste 200,

Carson City, Nevada 89701

(888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Derek Dostal Evan Rosen Meaghan Kennedy Saagar Kaul Davis Polk & Wardwell LLP 450 Lexington Ave. New York, NY 10017 (212) 450-4000	Patrick Schultheis Jeana S. Kim Victor Nilsson Wilson Sonsini Goodrich & Rosati, P.C. 701 Fifth Ave., Suite 5100 Seattle, WA 98104 (206) 883-2500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANT

Exact Name of Co- Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Pathfinder Digital Assets LLC	Delaware	6199	39-4202644

(1)	The co-registrant has the following principal executive offices: 600 Battery St., San Francisco, California 94111.
(2)	The agent for service for the co-registrant is: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, (800) 677-3394.

EXPLANATORY NOTE

Evernorth Holdings Inc. and Pathfinder Digital Assets LLC (the “Company”) are filing this Amendment No. 7 (this “Amendment No. 7”) to their Registration Statement on Form S-4 (File No. 333-294417) (as amended, the “Registration Statement”) solely to correct a clerical error on the signature page of the Company. The signature page of the Company inadvertently omitted a signature block for Ripple Labs Inc., which is the sole member of the Company, in view of the Company not having a board of directors or board of managers. The sole purpose of this Amendment No. 7 is to correct that omission. Accordingly, this Amendment No. 7 consists only of the facing page, the table of co-registrant, this explanatory note, Part II of the Registration Statement and the signature pages. The proxy statement/prospectus constituting Part I of the Registration Statement is unchanged and has therefore been omitted. No other changes have been made to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Pubco is a Nevada corporation. Pubco’s articles of incorporation and bylaws permit and provide for indemnification of Pubco’s officers and directors against liabilities that they may incur acting as an officer or director to the fullest extent not prohibited by Nevada law. A summary of the circumstances for which such indemnification is provided is set forth below, but this description is qualified in its entirety by reference to Pubco’s articles of incorporation and bylaws and to the applicable statutory provisions.

Discretionary indemnification of officers and directors is covered by Section 78.7502 of the Nevada Revised Statutes (“NRS”). Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable pursuant to NRS 78.138, including liability for a breach of fiduciary duties that involved intentional misconduct, fraud, or a knowing violation of law, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) further provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable pursuant to NRS 78.138, including for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law, or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the statutory mechanism provided under NRS 78.7502, as described above, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751 further provides that indemnification pursuant to the statutory mechanism provided under NRS 78.7502 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the corporation’s amended and restated articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, or claim issue or matter therein, referred to in that subsection against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorneys’ fees.

Pubco’s articles of incorporation provide that, to the fullest extent not prohibited by applicable law, Pubco will advance expenses (including attorneys’ fees) incurred by any director or officer in connection with a proceeding as provided by Nevada law. NRS 78.751(2) provides that, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, a corporation may advance expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition, upon receipt of an undertaking to repay the amount so advanced, if it is ultimately determined by a court of competent jurisdiction that the indemnitee is not entitled to be indemnified for such expenses. Pursuant to its articles of incorporation, Pubco will provide for the advancement of expenses to any person who is or was a director, officer or employee of Pubco or serving at Pubco’s request as such or in certain other roles, subject to the same general limitations set forth in NRS 78.751(2). Pubco’s articles of incorporation further provide that if a claim for indemnification or advancement of expenses is not paid in full within 30 days after a written claim therefor by a covered person has been received by the corporation, such person may file suit to recover the unpaid amount of such claim or to obtain an advancement of expenses, as appliable, and if such person is successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, he or she shall be entitled to be paid the expense of prosecuting or defending such claim.

The rights to indemnification and to the advancement of expenses for claims made against any covered person arising out of acts or omissions in respect of Pubco or one of its subsidiaries are generally the same as those set forth above.

Indemnification may also be granted pursuant to the terms of agreements that may be entered in the future or pursuant to a vote of stockholders or directors. The NRS also grants Pubco the power to purchase and maintain insurance, at its expense, to protect its directors, officers, employees and/or agents against any expense, liability or loss, whether or not Pubco would have the power to indemnify such person against such expense, liability or loss under the NRS.

To the maximum extent permitted by law, Pubco’s articles of incorporation eliminate or limit the liability of Pubco’s directors and officers to Pubco or Pubco’s stockholders for damages for breach of such directors’ or officers’ fiduciary duties as directors or officers. NRS 78.138(7) generally provides that a director or officer is not liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption of the business judgment rule set forth in NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Pubco has entered into separate indemnification agreements with Pubco’s directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by applicable law and Pubco’s articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to Pubco if it is found that such indemnitee is not entitled to such indemnification under applicable law and Pubco’s articles of incorporation and bylaws.

Pubco has obtained standard policies of insurance under which coverage is provided (a) to Pubco’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to Pubco with respect to payments which Pubco may make to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling Pubco under the foregoing provisions, Pubco has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1(1)*	Business Combination Agreement, dated as of October 19, 2025, by and among Armada Acquisition Corp. II, Evernorth Holdings Inc., Pathfinder Digital Assets LLC, SPAC Merger Sub, Company Merger Sub, and Ripple Labs Inc. (incorporated by reference to Exhibit 2.1 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

2.2*	Plan of Domestication (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex B).

3.1*	Form of SPAC Proposed Certificate of Incorporation (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex H).

3.2*	Form of Proposed SPAC Delaware Bylaws (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex I).

3.3*	Form of Amended and Restated Certificate of Incorporation of Pubco (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex C).

3.4*	Form of Amended and Restated Bylaws of Pubco (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex D).

4.1*	Specimen Class A Ordinary Shares Certificate of SPAC (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to SPAC’s Registration Statement on Form S-1, filed with the SEC on May 15, 2025).

4.2*	Form of Warrant Assignment Assumption and Amendment Agreement.

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

5.2*	Opinion of Davis Polk & Wardwell LLP.

8.1*	Tax opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1*	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.2*	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.2 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.3*	Contribution Agreement, dated October 19, 2025, by and among the Seller Affiliate and the Company (incorporated by reference to Exhibit 99.3 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.4*	Sponsor Support Agreement, dated July 21, 2025, by and among Pubco, SPAC and the Sponsor (incorporated by reference to Exhibit 10.1 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.5(1)*	Form of Advance Funding Subscription Agreement (Institutional) (incorporated by reference to Exhibit 10.3 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.6(1)*	Form of Delayed Funding Subscription Agreement (Institutional) (incorporated by reference to Exhibit 10.4 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.7(1)*	Form of Advance Funding Subscription Agreement (Individual) (incorporated by reference to Exhibit 10.5 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.8(1)*	Form of Delayed Funding Subscription Agreement (Individual), (incorporated by reference to Exhibit 10.6 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.9(1)*	Series C Subscription Agreement (incorporated by reference to Exhibit 10.7 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.10(1)*	Form of Ripple Group Subscription Agreement (incorporated by reference to Exhibit 10.8 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.11(1)*	Form of Tax Receivable Agreement (incorporated by reference to Exhibit 10.9 to SPAC’s Current Report on Form 8-K, filed with the SEC on October 20, 2025).

10.12(1)*	Form of Evernorth Holdings Inc. 2026 Omnibus Incentive Plan (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex S).

10.13(1)*	Form of Evernorth Holdings Inc. 2026 Employee Stock Purchase Plan (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex T).

10.14*	Letter Agreement, dated May 20, 2025, among SPAC, the Original Sponsor and each of the initial shareholders, directors and officers of SPAC (incorporated by reference to Exhibit 10.1 to SPAC’s Current Report on Form 8-K, filed with the SEC on May 27, 2025) .

10.15*	Master Intercompany Facility Agreement, dated as of August 1, 2025, between Ripple Labs Inc. and Pathfinder Digital Assets LLC.

10.16*	Amendment to Revolving Loan, dated as of February 11, 2026, between Ripple Labs Inc. and Pathfinder Digital Assets LLC.

10.17*	Master Intercompany Facility Agreement, dated as of August 1, 2025, between Ripple Labs Inc. and Evernorth Holdings Inc.

10.18*	Amendment to Revolving Loan, dated as of February 11, 2026, between Ripple Labs Inc. and Evernorth Holdings Inc.

10.19*	Custodial Services Agreement, dated October 9, 2025, between Evernorth Holdings Inc. and BitGo Bank & Trust, National Association.

10.20*	Custodial Services Agreement, dated October 22, 2025, between Pathfinder Digital Assets LLC and BitGo Bank & Trust, National Association.

10.21*	Form of Proposed Company A&R LLCA (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex V).

10.22*†	Employment Agreement, dated June 24, 2026, between Evernorth Holdings Inc. and Asheesh Birla.

10.23*†	Employment Agreement, dated May 26, 2026, between Evernorth Holdings Inc. and Matthew Frymier.

10.24*	Form of Founder RSU Award Notice Letter.

10.25*†	Employment Agreement, dated June 8, 2026, between Evernorth Holdings Inc. and Jessica Jonas.

10.26*†	Employment Agreement, dated June 6, 2026, between Evernorth Holdings Inc. and Sagar Shah.

10.27*†	Employment Agreement, dated June 8, 2026, between Evernorth Holdings Inc. and Meg Nakamura.

10.28*	Amendment No. 1 to Contribution Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex W).

10.29*	Form of Amendment No. 1 to Advance Funding Subscription Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex X).

10.30*	Form of Amendment No. 1 to Advance Funding Subscription Agreement relating (SBI Entity Amendments) (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex Y).

10.31*	Amendment No. 1 to Series C Subscription Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex Z).

10.32*	Amendment No. 1 to Subscription Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex AA).

10.33*	Amendment No. 1 to the Business Combination Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex BB).

10.34*	Amendment No. 1 to the Sponsor Support Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex CC).

21.1*	List of Subsidiaries of Pubco Post-Business Combination.

23.1*	Consent of Deloitte & Touche LLP (with respect to Evernorth Holdings Inc.).

23.2*	Consent of Deloitte & Touche LLP (with respect to Pathfinder Digital Assets LLC).

23.3*	Consent of CBIZ CPAs P.C.

23.4*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.5*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2).

23.6*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 8.1).

23.7*	Consent of Cohen & Company Securities, LLC.

24.1**	Powers of Attorney (included as part of the signature pages to the registration statement).

98.1*	Opinion of Cohen & Company Securities, LLC (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex F).

99.1*	Consent of Stuart Alderoty to be Named as a Director.

99.2*	Consent of Ted Janus to be Named as a Director.

99.3*	Consent of Robert Kaiden to be Named as a Director.

99.4*	Consent of Derar Islim to be Named as a Director.

99.5*	Form of Proxy Card for Extraordinary General Meeting of SPAC Shareholders.

107*	Filing fee table.

*	Previously filed.
**	Filed herewith.
(1)

Certain schedules, exhibits and similar attachments have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted information to the SEC upon its request.

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes as follows:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 of the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 25th day of August, 2026.

Evernorth Holdings Inc.

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	Chief Executive Officer, Secretary and Director (Principal Executive Officer)

By:	/s/ Matthew Frymier
Name:	Matthew Frymier
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on the 25th day of August, 2026.

Pathfinder Digital Assets LLC

By:	/s/ Asheesh Birla
Name:	Asheesh Birla
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Matthew Frymier
Name:	Matthew Frymier
Title:	Chief Financial Officer (Principal Accounting and Financial Officer)

Ripple Labs Inc., as sole member of Pathfinder Digital Assets LLC

By:	/s/ Eric Jeck
Name:	Eric Jeck
Title:	Senior Vice President, Corporate & Business Development

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Asheesh Birla and Matthew Frymier as his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or its and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his, her or its substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated on August 25, 2026.

Signature	Title	Date
/s/ Asheesh Birla	Asheesh Birla Chief Executive Officer (Principal Executive Officer)	August 25, 2026

/s/ Matthew Frymier	Matthew Frymier Chief Financial Officer (Principal Accounting and Financial Officer)	August 25, 2026

/s/ Eric Jeck	Ripple Labs Inc., as sole member of Pathfinder Digital Assets LLC By: Eric Jeck Title: Senior Vice President, Corporate & Business Development	August 25, 2026